UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 16, 2010
Date of Report (Date of earliest event reported)
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
One Hartford Plaza, Hartford, Connecticut 06155
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (860) 547-5000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-99.1
EX-99.2
EX-99.3

Item 7.01 Regulation FD Disclosure
     Management of the Company is providing certain information with respect to certain guidance relating to (i) core earnings per share, resulting from, and assuming completion of, the Offerings and the planned debt offering (each as defined or described in Item 8.01 below) and also indicating no change in underlying core earnings guidance; and (ii) net unrealized loss position, noting that since December 31, 2009, net unrealized loss position has further improved. Certain information related to such guidance is attached as Exhibit 99.1 and is incorporated herein by reference. Investors are cautioned that the guidance constitutes forward-looking information and is preliminary and subject to change, including as a result of the significant risks and uncertainties related to our current operating environment, which reflects continued volatility in financial markets, constrained capital and credit markets and uncertainty about the timing and strength of an economic recovery and the impact of governmental budgetary and regulatory initiatives and whether management’s initiatives to address these risks will be effective, as well as the other risks and uncertainties set forth in our reports filed with the Securities and Exchange Commission (the “SEC”).
     On March 16, 2010, the Company issued a press release announcing the proposed repurchase of the TARP (as defined below) investment and the Offerings and the planned debt offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01 Other Events
     On March 16, 2010, the Company announced that it intends to repurchase the entire $3.4 billion investment that had been provided to it under the Troubled Asset Relief Program (“TARP”) through the issuance in June 2009 to the Department of the Treasury (the “Treasury Department”) of 3,400,000 shares of the Company’s Series E Fixed Rate Cumulative Perpetual Preferred Stock (the “Series E Preferred Stock”). This repurchase is contingent on the successful completion of the Offerings (as defined below) and the planned debt offering described below and subject to the approval of the Treasury Department. In order to partially fund the repurchase, the Company also announced the commencement of underwritten public offerings of approximately $1.45 billion of its common stock and $500 million of depositary shares, with each depositary share representing a 1/40th interest in its mandatory convertible preferred stock, Series F, with a liquidation preference of $1,000 per share (equivalent to $25 liquidation preference per depositary share) (the “Series F Preferred Stock”; the offering of Series F Preferred Stock as represented by such depositary shares and the common stock offering, collectively, the “Offerings”). The Company intends to grant the underwriters for each Offering a 30-day option to purchase up to an additional 15% of the securities sold in such Offering. The remainder of the repurchase will be funded by available funds and estimated net proceeds of approximately $425 million from the Company’s planned offering in one or more series of $1.1 billion aggregate principal amount of its senior notes. The remaining proceeds from the debt offering will be used to pre-fund the repayment of the Company’s senior debt maturing in 2010 and 2011. Neither the Offerings nor the expected debt offering are contingent on the successful completion of the others. Pending the use of the portion of the net proceeds to fund the repurchase of the Series E Preferred Stock, the Company will invest such proceeds in high-grade investments. If the Treasury Department does not approve the Company’s request to repurchase the Series E Preferred Stock, or if the Company does not complete both the Offerings and the planned debt offering, the Company will use the net proceeds from the relevant offerings for general corporate purposes.
     The repurchase of the Series E Preferred Stock will result in a charge to income available to common shareholders of approximately $440 million, representing the accretion of the discount on the Series E Preferred Stock at December 31, 2009. In addition, upon the repurchase of the Series E Preferred Stock, the annual dividends of $170 million payable on the Series E Preferred Stock will be eliminated. The Company will incur dividend payments related to the issuance of the Series F Preferred Stock in the depositary shares Offering and additional interest expense related to the issuance of one or more series of senior notes in the planned debt offering.
     A copy of certain presentation materials related to the Offerings is attached as Exhibit 99.3 and incorporated herein by reference.

     In addition, the Company has revised certain risk factors it previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2009. The updated risk factors are set forth below.
          Our operating environment remains challenging in light of uncertainty about the timing and strength of an economic recovery and the impact of governmental budgetary and regulatory initiatives. The steps we have taken to realign our businesses and strengthen our capital position may not be adequate to mitigate the financial, competitive and other risks associated with our operating environment, particularly if economic conditions deteriorate from their current levels or regulatory requirements change significantly, and we may be required to or we may seek to raise additional capital or take other strategic or financial actions that could adversely affect our business and results or trading prices for our capital stock.
          Persistent volatility in financial markets and uncertainty about the timing and strength of a recovery in the global economy adversely affected our business and results in 2009, and we believe that these conditions may continue to affect our operating environment in 2010. High unemployment, lower family income, lower business investment and lower consumer spending in most geographic markets we serve have adversely affected the demand for financial and insurance products, as well as their profitability in some cases. Our results, financial condition and statutory capital remain sensitive to equity and credit market performance, and we expect that market volatility will continue to pressure returns in our life and property and casualty investment portfolios and that our hedging costs will remain high. Until economic conditions become more stable and improve, we also expect to experience realized and unrealized investment losses, particularly in the commercial real estate sector where significant market illiquidity and risk premiums exist that reflect the current uncertainty in the real estate market. Deterioration or negative rating agency actions with respect to our investments could also indirectly adversely affect our statutory capital and risk-based capital ratios, which could in turn have other negative consequences for our business and results.
          The steps we have taken to realign our businesses and strengthen our capital position may not be adequate if economic conditions do not stabilize in line with our forecasts or if they experience a significant deterioration. These steps include ongoing initiatives, particularly the execution risk relating to the repositioning of our investment portfolios. In addition, we have modified our variable annuity product offerings and, in October 2009, launched a new variable annuity product. However, the future success of this new variable annuity product will be dependent on market acceptance. The level of market acceptance of this new product will directly affect the level of variable annuity sales of the Company in the future. If our actions are not adequate, our ability to support the scale of our business and to absorb operating losses and liabilities under our customer contracts could be impaired, which would in turn adversely affect our overall competitiveness. We could be required to raise additional capital or consider other actions to manage our capital position and liquidity or further reduce our exposure to market and financial risks. We may also be forced to sell assets on unfavorable terms that could cause us to incur charges or lose the potential for market upside on those assets in a market recovery. We could also face other pressures, such as employee recruitment and retention issues and potential loss of distributors for our products. Finally, trading prices for our capital stock could decline as a result or in anticipation of sales of our common stock or equity-linked instruments.
          Even if the measures we have taken (or take in the future) are effective to mitigate the risks associated with our current operating environment, they may have unintended consequences. For example, rebalancing our hedging program may better protect our statutory surplus, but also result in greater U.S. GAAP earnings volatility. Actions we take may also entail impairment or other charges or adversely affect our ability to compete successfully in an increasingly difficult consumer market.
          Regulatory developments relating to the recent financial crisis may also significantly affect our operations and prospects in ways that we cannot predict. U.S. and overseas governmental and regulatory authorities, including the SEC, the Office of Thrift Supervision, or the OTS, the New York Stock Exchange, or NYSE, or the Financial Industry Regulatory Authority are considering enhanced or new regulatory requirements intended to prevent future crises or otherwise stabilize the institutions under their supervision. The reforms being discussed include several that contemplate comprehensive restructuring of the regulation of the financial services industry, including possibly the merger of the OTS with the Office of the Comptroller of the Currency. Enactment of such measures likely would lead to stricter regulation of financial institutions generally, and heightened prudential requirements for systemically important firms in particular. Such measures could include taxation of financial transactions, liabilities and employee compensation.
          Other changes under discussion in the U.S. include: breaking up firms that are considered “too big to fail” or mandating certain barriers between their activities in order to allow for an orderly resolution of failing financial institutions; establishing a “Federal Insurance Office” within the Treasury Department to, among other things, conduct a study of how to improve insurance regulation in the United States; providing regulators with new means of limiting activities of financial firms; regulating compensation in the financial services industry; enhancing corporate governance, especially regarding risk management; and creating a new agency, the “Consumer Financial Protection Agency,” to protect U.S. consumers who buy financial products. A substantial number of the financial reforms currently discussed in the U.S. and globally may become law, although it is difficult to predict which will become law, how such reforms will be implemented or the exact impact they will have on our business, financial condition, results of operations and cash flows for a particular future period. If adopted, these changes will require regulatory implementation, the full impact of which will not be known until later.
          New regulations will likely affect critical matters, including capital requirements, and published proposals by insurance regulatory authorities that have reduced or could reduce the pressure on our capital position may not be adopted, may be adopted in a form that does not afford as much capital relief as anticipated, or may be subsequently reversed in the future. If we fail to manage the impact of these developments effectively, our prospects, results and financial condition could be materially adversely affected.
          The stress scenario modeled projections and the related assumptions that we have disclosed in connection with our planned repurchase of the Series E Preferred Stock have been prepared for purposes of planning the public offerings discussed herein. Actual sources and uses of capital under stressed economic conditions may vary significantly, as the stress scenario does not incorporate all risks to which the Company would be exposed under stressed economic conditions and the models used may, in any event, produce inaccurate projections. Investors are cautioned that the stress scenario modeled projections and related assumptions are therefore of limited value in assessing the Company’s future prospects.
          In connection with determining the structure and size of our capital raise for the planned repurchase of the Series E Preferred Stock held by the Treasury Department, we have utilized stressed model projections that depend on a variety of factors and assumptions each of which is subject to business, economic and competitive uncertainties and contingencies that are inherently unpredictable. Using these stress model projections, we have also illustrated the potential sources and uses of capital during 2010 and 2011. We have created these hypothetical stress-scenario models on the basis of fundamental assumptions about the performance of key variables, including, among others, stressed equity market levels and losses in the residential and commercial real estate markets. The stress-scenario models resulting from these assumptions not only illustrate hypothetical sources and uses of capital, but also produce assumed stress-scenario values for a variety of other variables that can independently significantly affect surplus. Although our modeled stress-scenario projections reflect assumptions about the adverse performance of these other variables, they do not reflect further impacts on surplus that could arise from additional, discrete adverse performance of these other variables. The actual performance of these other variables, which include but are not limited to interest rates, Yen/U.S. dollar, Yen/Euro and other foreign exchange rates, market volatility, catastrophe loss experience and policyholder behavior, may differ materially from the assumptions included in the projections and may, as a result, cause actual results in a stress scenario to differ materially from those that were projected. Moreover, our assumptions do not reflect all risks to which the Company would be exposed under stressed economic conditions. As a result, actual results may differ, and in the past have differed, materially from projected results. Investors are cautioned that the stress scenario modeled projections and related assumptions are therefore of limited value in assessing our future prospects.
          No outside party has approved or provided any other form of assurance with respect to these projections, and these projections have not been examined by any independent expert. Projections are also necessarily speculative in nature and the risk that our modeled projections will be wrong is increased as a result of the number and nature of the variables underlying the assumptions on which they are based and the fact that they do not reflect other important risks that would be present in a severely constrained operating environment as described above. Many of these variables are also beyond our control and influenced by a variety of factors, and it can be expected that one or more of our assumptions will prove to be incorrect, possibly in material ways, especially in a stress scenario. Moreover, the reliability of forecasted information diminishes the farther in the future that data is projected. Our actual sources and uses of capital in a stress scenario may vary significantly and adversely from those we have projected. Investors are accordingly cautioned not to place undue reliance on information included or incorporated by reference in the Offerings relating to our projected capital position in these stress scenarios, and investors should also understand that these projections are of limited value in assessing the Company’s prospects in an environment that is not subject to stress assumptions. Because we have prepared this information for purposes of determining the structure and size of our capital raise for the planned repurchase of the Series E Preferred Stock, we do not undertake to update this information.

          Although we intend to repurchase our Series E Preferred Stock issued to the Treasury Department in the Capital Purchase Program, or CPP, following this offering, we will not be able to do so if all of our planned offerings are not completed or if the Treasury Department does not approve the repurchase of the Series E Preferred Stock. Even if we complete that repurchase, we will remain subject to certain restrictions, oversight and costs relating to our receipt of federal assistance and our status as a savings and loan holding company that could materially affect our business, results and prospects.
          Following the repurchase of the Series E Preferred Stock issued to the Treasury Department, many of the restrictions associated with participation in the CPP will no longer apply to us. We believe that, effective from and after the date we repurchase the Series E Preferred Stock, limitations on the amount and form of bonus, retention and other incentive compensation that CPP participants may pay to executive officers and senior management will no longer apply. We expect to use proceeds from the Offerings and the planned debt offering to fund, together with available cash, this repurchase. If we are unable to complete all of these offerings, however, we will not be able to repurchase the Series E Preferred Stock. If we cannot repurchase all of the Series E Preferred Stock as a result, or if the Treasury Department does not approve the repurchase, we would remain subject to all of the restrictions on our operations associated with participation in the CPP, including on executive compensation, which could impair our ability to attract and retain key personnel. We would also remain subject to limitations on our ability to increase our quarterly dividend absent the approval of the Treasury Department.
          Even if we are able to repurchase all of the Series E Preferred Stock, we do not intend to repurchase the related warrant. Although we believe we will no longer be subject to the executive compensation restrictions referenced above, provisions of our agreement with the Treasury Department relating to the CPP will remain in effect for so long as the Treasury Department continues to hold the warrant or shares of our common stock received upon exercising the warrant, and we will continue to be a savings and loan holding company by virtue of our ownership of Federal Trust Bank (“FTB”), a federally chartered, FDIC-insured thrift, the acquisition of which was a condition to our participation in the CPP. We will therefore remain subject to various restrictions, oversight and costs and other potential consequences that could materially affect our business, results and prospects, including the following:
•	As a savings and loan holding company, we are subject to regulation, supervision and examination by the OTS, including with respect to required capital, cash flow, organizational structure, risk management and earnings at the parent company level, and to the OTS reporting requirements. All of our activities must be financially-related activities as defined by federal law (which includes insurance activities), and the OTS has enforcement authority over us, including the right to pursue administrative orders or penalties and the right to restrict or prohibit activities determined by the OTS to be a serious risk to FTB. We must also be a source of strength to FTB, which could require further capital contributions.

•	Assuming the repurchase of all of the Series E Preferred Stock, we believe the limitations on the amount and form of bonus, retention and other incentive compensation that we may pay to executive officers and senior management will no longer apply to us from and after the repurchase date. Nevertheless, recipients of federal assistance continue to be subject to intense scrutiny, and future regulatory initiatives could be adopted at the federal or state level that have the effect of constraining the business or management of those enterprises. These initiatives include a pending proposal before the Connecticut legislature that would, if adopted, impose a tax on bonuses paid by recipients of TARP funds. In addition, the Obama administration has proposed a financial crisis responsibility tax that would be levied on the largest financial institutions in terms of assets for at least the next ten years to recoup any shortfall from the TARP. We cannot predict the scope or impact of future regulatory initiatives or the effect that they may have on our ability to attract and retain key personnel, the cost and complexity of our compliance programs or on required levels of regulatory capital.

•	Future federal statutes may adversely affect the terms of the CPP that remain applicable to us following the repurchase of the Series E Preferred Stock, and the Treasury Department may amend the terms of our agreement unilaterally if required by future statutes, including in a manner materially adverse to us.
          Our ability to declare and pay dividends is subject to limitations.
          The payment of future dividends on our capital stock is subject to the discretion of our board of directors, which considers, among other factors our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions.
          Moreover, as a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company subsidiaries and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend if the dividend and other dividends or distributions made within the preceding 12 months exceeds the greater of:
•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and
•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.
          In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner.
          The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our property-casualty insurance subsidiaries are permitted to pay up to a maximum of approximately $1.4 billion in dividends to us in 2010 without prior approval from the applicable insurance commissioner. Statutory dividends from our life insurance subsidiaries in 2010 require prior approval from the applicable insurance commissioner. The aggregate of these amounts, net of amounts required by our subsidiary Hartford Life, Inc., or HLI, is the maximum our insurance subsidiaries could pay to us in 2010. In 2009, we and HLI received $700 million in dividends from our life insurance subsidiaries representing the movement of a life subsidiary to us, and we received $251 million in dividends from our property-casualty insurance subsidiaries.
          Our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of our common stock to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of December 31, 2009, claims by policyholders for benefits payable amounting to $117.8 billion, claims by separate account holders of $150.4 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations, amounting to $14.8 billion.
          In addition, as a savings and loan holding company, we are subject to regulation, supervision and examination by the OTS, including with respect to required capital, cash flow, organization structure, risk management and earnings at the parent company level.
          Holders of our capital stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Moreover, our common stockholders are subject to the prior dividend rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. As of December 31, 2009, there were 3,400,000 shares of our Series E Preferred Stock issued and outstanding, and following completion of the depositary shares offering, we expect there will be 500,000 shares of our Series F Preferred Stock issued and outstanding, assuming no exercise of the underwriters’ option to purchase additional depositary shares representing additional shares of our Series F Preferred Stock. Under the terms of the Series E Preferred Stock and the Series F Preferred Stock, our ability to declare and pay dividends on or repurchase our common stock will be subject to restrictions in the event we fail to declare and pay (or set aside for payment) full dividends on the Series E Preferred Stock or the Series F Preferred Stock, as the case may be. In addition, under the terms of the CPP Agreement, except in limited circumstances, the consent of the Treasury Department is required for us to, among other things, increase our quarterly common stock dividend above $0.05 prior to the third anniversary of the Treasury Department’s investment unless we have repurchased all of the Series E Preferred Stock or the Treasury Department has transferred all of such preferred stock to third parties. We intend to use the net proceeds from the Offerings, together with part of the proceeds from our planned debt offering, to repurchase all outstanding shares of the Series E Preferred Stock, subject to the approval of the Treasury Department.
          The terms of our outstanding junior subordinated debt securities also prohibit us from declaring or paying any dividends or distributions on our capital stock or purchasing, acquiring, or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.
          Potential changes in federal or state tax laws, including changes impacting the availability of the separate account dividend received deduction, could adversely affect our business, consolidated operating results or financial condition or liquidity.
          Many of the products that the Company sells benefit from one or more forms of tax-favored status under current federal and state income tax regimes. For example, the Company sells life insurance policies that benefit from the deferral or elimination of taxation on earnings accrued under the policy, as well as permanent exclusion of certain death benefits that may be paid to policyholders’ beneficiaries. We also sell annuity contracts that allow the policyholders to defer the recognition of taxable income earned within the contract. Other products that the Company sells also enjoy similar, as well as other, types of tax advantages. The Company also benefits from certain tax benefits, including but not limited to, tax-exempt bond interest, dividends-received deductions, tax credits (such as foreign tax credits), and insurance reserve deductions.
          Due in large part to the recent financial crisis that has affected many governments, there is an increasing risk that federal and/or state tax legislation could be enacted that would result in higher taxes on insurance companies and/or their policyholders. Although the specific form of any such potential legislation is uncertain, it could include lessening or eliminating some or all of the tax advantages currently benefiting the Company or its policyholders including, but not limited to, those mentioned above. In particular, the Obama administration has proposed changes to the tax law that, if enacted, could significantly reduce the benefit of the dividends received deduction we receive in connection with separate account variable annuity contracts. This could occur in the context of deficit reduction or other tax reforms. The effects of any such changes could result in materially lower product sales, lapses of policies currently held, and/or our incurrence of materially higher corporate taxes.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Information with respect to Certain Guidance

99.2	Press Release of The Hartford Financial Services Group, Inc. dated March 16, 2010

99.3	Certain Presentation Materials

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. (Registrant)
March 16, 2010	By:	/s/ RICARDO A. ANZALDUA
		Name:	Ricardo A. Anzaldua
		Title:	Senior Vice President and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Information with respect to Certain Guidance

99.2	Press Release of The Hartford Financial Services Group, Inc. dated March 16, 2010.

99.3	Certain Presentation Materials.